EXHIBIT 99.1

PRESS RELEASE

CIRCOR Reports Third-Quarter 2012 Financial Results

Non-GAAP Adjusted EPS Climbs 22% to $0.76;
Revenue of $209.8 Million at High End of Guidance Range;
Energy and Flow Technologies Segments Report Excellent Margin Performance;
Repositioning Plans Expected to Result in $7 Million in Annualized Savings

Burlington, MA - November 1, 2012 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the energy, aerospace and industrial markets, today announced financial results for the third quarter ended September 30, 2012.

“We are pleased with our excellent performance in the third quarter driven by margin improvement and the continued execution of our growth strategy,” said Chairman and Chief Executive Officer Bill Higgins. “Our Energy segment continues to improve execution operationally and in international projects where we continue to grow and where we achieved favorable closure on several completed projects. In addition, Flow Technologies continued to deliver strong operating margins.”

“During the quarter we continued to focus on our growth strategy in the oil & gas, power generation and aerospace markets,” continued Higgins. “We have been attracting top talent across the organization, improving operations with Lean and operational excellence, and enhancing our competitive position by building our global supply chain and manufacturing footprint around the world to service global customers.”

CIRCOR also announced that it is taking several repositioning actions over the next three quarters to enhance profitability, including consolidating facilities, shifting supply to lower cost regions and exiting certain non-strategic product lines. CIRCOR's third-quarter results include charges associated with these repositioning actions, and the Company expects further charges in the fourth quarter of 2012 and the first half of 2013. The Company anticipates annualized pre-tax savings from these actions to be approximately $7 million with a favorable margin impact in the range of 100 basis points, to be fully realized in the second half of 2013.

“As a result of our Lean and operational excellence initiatives, the efficiencies we have gained in our operations has and will enable us to consolidate facilities and drive margin expansion,” said Higgins. “We believe CIRCOR is well positioned to continue to grow revenue, expand margins and deliver enhanced shareholder value.”

Consolidated Results
Revenues of $209.8 million for the third quarter of 2012 were flat compared with the previous year. Net income for the third quarter of 2012 was $1.9 million, or $0.11 per diluted share, which includes special and impairment charges of $1.4 million and $10.3 million, respectively, as well as repositioning related inventory charges of $4.1 million, compared with net income of $10.9 million, or $0.63 per diluted share, for the third quarter of 2011, which included a benefit of $0.2 million in Leslie asbestos and bankruptcy charges. Excluding the charges from both periods, adjusted earnings per diluted share for the third quarter of 2012 increased 22% to $0.76 from $0.62 in the year-earlier quarter.

Excluding the charges in both periods, adjusted operating income was $18.5 million for the third quarter of 2012 compared with $15.7 million in the third quarter of 2011, an increase of 18%.

The Company received orders totaling $225.5 million during the third quarter of 2012, a decrease of 1% compared with the third quarter of 2011. Backlog as of September 30, 2012 was $444.3 million, up 1% from backlog of $440.2 million at October 2, 2011.

During the third quarter of 2012, the Company generated $18.7 million of free cash flow (defined as net cash from operating activities less capital expenditures). This compares with $5.2 million of free cash flow used in the third quarter of 2011.

Energy
Energy segment revenues increased 6% to $110.0 million for the third quarter of 2012 from $103.3 million for the third quarter of 2011 across most markets. The segment reported increases in the short-cycle North American and large international project businesses, partially offset by lower pipeline shipments as well as unfavorable foreign currency fluctuations of $5.1 million.

Incoming orders for the third quarter of 2012 were $118.1 million, an increase of 26% year-over-year primarily due to higher international project and North American short-cycle orders. Ending backlog totaled $210.4 million, an increase of 4% year-over-year. The increase in backlog was primarily due to higher order levels within our large international project business, partially offset by ongoing shipments of a large pipeline project booked in 2010.

For the third quarter of 2012, the Energy segment adjusted operating margin increased to 14.0% from 7.2% in the third quarter of 2011, primarily driven by favorable penalty reserve adjustments as CIRCOR closed several large international projects, improved pricing and increased volume with the associated leverage. Segment adjusted operating margin for the quarter excludes special and impairment charges of $1.1 million and $2.2 million, respectively, and repositioning related inventory charges of $0.9 million. The repositioning charges are related to the exiting of certain underperforming manufacturing operations and non-strategic product lines at the Company's Brazil operations.

Aerospace
Aerospace segment revenues decreased by 3% to $31.8 million for the third quarter of 2012 from $32.7 million in the third quarter of 2011. The decrease was primarily due to unfavorable foreign currency fluctuations of $1.0 million.

Incoming orders for the third quarter of 2012 were $42.9 million, a decrease of 32% year-over-year primarily due to lower landing gear orders in both commercial and military. Ending backlog totaled $162.7 million, an increase of 1% year-over-year.

The Aerospace segment's adjusted operating margin for the third quarter of 2012 decreased to 4.2% from 5.6% in the third quarter of 2011 primarily due to the timing of operating expenses as well as investments in future programs. Segment adjusted operating margin excludes special and impairment charges of $0.2 million and $8.2 million, respectively, and repositioning related inventory charges of $3.2 million. The charges in the third quarter of 2012 are related to exiting certain low margin product lines, as well as the repositioning of certain landing gear operations and manufacturing activities within California.

Flow Technologies
Flow Technologies segment revenues decreased 8% to $68.0 million for the third quarter of 2012 from $74.0 million in the third quarter of 2011. Third-quarter 2012 Flow Technologies segment revenues reflected an organic decline of $4.4 million and unfavorable foreign currency fluctuations of $1.5 million. The organic revenue decline was primarily due to lower LED equipment shipments, partially offset by organic growth across most other businesses.

Incoming orders for the Flow Technologies segment were $64.5 million for the third quarter of 2012, a decrease of 9% year-over-year, primarily due to weakness in the LED equipment market. Ending backlog totaled $71.2 million, a decrease of 8% year-over-year driven by the shipment of Navy backlog and lower LED equipment orders.

The segment's adjusted operating margin for the third quarter of 2012 decreased to 13.1% from 13.6% in the third quarter of 2011, primarily due to lower volume and associated leverage and growth investments partially offset by favorable mix and reduced spending.

Financial Outlook
As part of its repositioning actions, CIRCOR expects to incur pretax charges in the range of $3.0 million to $3.5 million, or $0.16 to $0.19 per diluted share, during the fourth quarter of 2012.

CIRCOR currently expects revenues for the fourth quarter of 2012 in the range of $203 million to $212 million. Excluding repositioning charges, adjusted earnings for the fourth quarter are expected to be in the range of $0.50 to $0.62 per diluted share. CIRCOR's guidance for adjusted earnings per share assumes a 30% tax rate on adjusted earnings. It also assumes that exchange rates remain at present levels.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results today, November 1, 2012, at 10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company's website.

Use of Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's future performance, including fourth-quarter revenue and earnings guidance and estimated total annualized pre-tax savings from repositioning actions. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the energy, aerospace and industrial markets. With more than 7,500 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR's culture, built on the CIRCOR Business System, is defined by the Company's commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company's strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company's investor relations web site at http://investors.circor.com.

Contact:
Frederic M. Burditt
Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share data) UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Net revenues	$209,804	$209,961	$643,946	$605,239
Cost of revenues	151,109	154,774	462,823	439,218
GROSS PROFIT	58,695	55,187	181,123	166,021
Selling, general and administrative expenses	44,314	39,448	134,562	124,083
Leslie asbestos and bankruptcy (recoveries) charges, net	—	(201)	—	676
Impairment charges	10,348	—	10,348	—
Special charges	1,377	—	1,377	—
OPERATING INCOME	2,656	15,940	34,836	41,262
Other (income) expense:
Interest income	(101)	(69)	(262)	(166)
Interest expense	1,223	956	3,482	3,058
Other, net	564	354	887	1,830
TOTAL OTHER EXPENSE	1,686	1,241	4,107	4,722
INCOME BEFORE INCOME TAXES	970	14,699	30,729	36,540
(Benefit) provision for income taxes	(899)	3,752	9,138	10,191
NET INCOME	$1,869	$10,947	$21,591	$26,349
Earnings per common share:
Basic	$0.11	$0.63	$1.24	$1.53
Diluted	$0.11	$0.63	$1.24	$1.51
Weighted average number of common shares outstanding:
Basic	17,433	17,266	17,391	17,226
Diluted	17,467	17,423	17,436	17,412

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (UNAUDITED)

	Nine Months Ended
	September 30, 2012	October 2, 2011
OPERATING ACTIVITIES
Net income	$21,591	$26,349
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	11,765	11,265
Amortization	2,823	3,293
Impairment charges	10,348	—
Payment for Leslie bankruptcy settlement	(1,000)	(76,625)
Compensation expense of share-based plans	3,409	3,007
Tax effect of share-based compensation	573	(649)
Loss (gain) on property, plant and equipment	1,148	(68)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(123)	(1,249)
Inventories	8,586	(43,901)
Prepaid expenses and other assets	(2,110)	(9,453)
Accounts payable, accrued expenses and other liabilities	(26,178)	17,353
Net cash provided by (used in) operating activities	30,832	(70,678)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(14,097)	(11,254)
Proceeds from the sale of property, plant and equipment	200	84
Business acquisitions, net of cash acquired	—	(20,221)
Net cash used in investing activities	(13,897)	(31,391)
FINANCING ACTIVITIES
Proceeds from long-term debt	170,795	224,455
Payments of long-term debt	(192,040)	(126,269)
Debt issuance costs	—	(2,001)
Dividends paid	(1,997)	(1,987)
Proceeds from the exercise of stock options	348	496
Tax effect of share-based compensation	(573)	649
Net cash (used in) provided by financing activities	(23,467)	95,343
Effect of exchange rate changes on cash and cash equivalents	653	228
DECREASE IN CASH AND CASH EQUIVALENTS	(5,879)	(6,498)
Cash and cash equivalents at beginning of period	54,855	45,752
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$48,976	$39,254

CIRCOR INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS (in thousands, except share data) UNAUDITED

	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,976	$54,855
Short-term investments	102	99
Trade accounts receivable, less allowance for doubtful accounts of $1,722 and $1,127, respectively	156,744	156,075
Inventories, net	194,644	203,777
Prepaid expenses and other current assets	14,768	12,376
Deferred income tax asset	15,795	16,320
Assets held for sale	542	542
Total Current Assets	431,571	444,044
PROPERTY, PLANT AND EQUIPMENT, NET	105,348	104,434
OTHER ASSETS:
Goodwill	77,411	77,829
Intangibles, net	45,677	58,442
Deferred income tax asset	28,073	27,949
Other assets	9,556	9,825
TOTAL ASSETS	$697,636	$722,523
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$72,379	$92,493
Accrued expenses and other current liabilities	60,109	63,386
Accrued compensation and benefits	26,045	24,328
Asbestos liability	—	1,000
Income taxes payable	2,686	5,553
Notes payable and current portion of long-term debt	6,723	8,796
Total Current Liabilities	167,942	195,556
LONG-TERM DEBT, NET OF CURRENT PORTION	77,061	96,327
DEFERRED INCOME TAXES	10,196	11,284
OTHER NON-CURRENT LIABILITIES	34,117	35,271
CONTINGENCIES AND COMMITMENTS
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 17,425,075 and 17,268,212 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	174	173
Additional paid-in capital	262,045	258,209
Retained earnings	149,969	130,373
Accumulated other comprehensive loss	(3,868)	(4,670)
Total Shareholders’ Equity	408,320	384,085
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$697,636	$722,523

CIRCOR INTERNATIONAL, INC. SUMMARY OF ORDERS AND BACKLOG (in millions) UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
ORDERS (1)
Energy	$118.1	$93.6	$382.0	$310.6
Aerospace	42.9	62.8	111.6	129.1
Flow Technologies	64.5	70.9	207.8	222.6
Total orders	$225.5	$227.3	$701.4	$662.3

BACKLOG (2)	September 30, 2012	October 2, 2011
Energy	$210.4	$202.0
Aerospace	162.7	160.4
Flow Technologies	71.2	77.8
Total backlog	$444.3	$440.2

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer order backlog amounts denominated in foreign currencies.

Note 2: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

	2011					2012
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
NET REVENUES
Energy	$99,170	$81,994	$103,300	$110,228	$394,692	$109,264	$113,527	$109,968	$332,759
Aerospace	32,110	36,029	32,681	36,017	136,837	38,085	35,896	31,795	105,776
Flow Technologies	72,090	73,885	73,980	70,865	290,820	66,931	70,439	68,041	205,411
Total	203,370	191,908	209,961	217,110	822,349	214,280	219,862	209,804	643,946
* ADJUSTED OPERATING MARGIN
Energy	6.4%	5.3%	7.2%	8.4%	7.0%	8.2%	11.1%	14.0%	11.1%
Aerospace	11.6%	11.2%	5.6%	8.6%	9.3%	10.8%	8.8%	4.2%	8.1%
Flow Technologies	13.7%	12.4%	13.6%	12.9%	13.1%	11.3%	12.8%	13.1%	12.4%
Segment operating margin	9.8%	9.1%	9.2%	9.9%	9.5%	9.6%	11.3%	12.2%	11.0%
Corporate expenses	(3.0)%	(2.7)%	(1.7)%	(3.0)%	(2.6)%	(3.2)%	(2.9)%	(3.4)%	(3.2)%
* Adjusted operating margin	6.8%	6.5%	7.5%	6.9%	6.9%	6.4%	8.4%	8.8%	7.9%
Leslie asbestos and bankruptcy charges (recoveries)	0.5%	(0.1)%	(0.1)%	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%
Repositioning inventory charges	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	2.0%	0.6%
Impairment charges	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	4.9%	1.6%
Special charges	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.7%	0.2%
Total operating margin	6.3%	6.5%	7.6%	6.9%	6.8%	6.4%	8.4%	1.3%	5.4%

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

* ADJUSTED OPERATING INCOME
Energy	6,393	4,373	7,441	9,225	27,432	8,928	12,580	15,432	36,940
Aerospace	3,727	4,021	1,846	3,081	12,675	4,124	3,153	1,324	8,601
Flow Technologies	9,854	9,133	10,037	9,171	38,195	7,587	9,043	8,919	25,549
Segment operating income	19,974	17,527	19,324	21,477	78,302	20,639	24,776	25,675	71,090
Corporate expenses	(6,201)	(5,100)	(3,585)	(6,441)	(21,327)	(6,939)	(6,297)	(7,170)	(20,406)
* Adjusted operating income	13,773	12,427	15,739	15,036	56,975	13,700	18,479	18,505	50,684
Leslie asbestos and bankruptcy charges (recoveries)	1,001	(124)	(201)	—	676	—	—	—	—
Repositioning inventory charges	—	—	—	—	—	—	—	4,124	4,124
Impairment charges	—	—	—	—	—	—	—	10,348	10,348
Special charges	—	—	—	—	—	—	—	1,377	1,377
Total operating income	12,772	12,551	15,940	15,036	56,299	13,700	18,479	2,656	34,835
INTEREST EXPENSE, NET	(773)	(1,232)	(887)	(1,039)	(3,930)	(1,081)	(1,017)	(1,122)	(3,220)
OTHER EXPENSE, NET	(915)	(560)	(354)	(342)	(2,171)	(138)	(184)	(564)	(887)
PRETAX INCOME	11,084	10,759	14,699	13,655	50,197	12,481	17,278	970	30,729
(PROVISION) BENEFIT FOR INCOME TAXES	(3,178)	(3,261)	(3,752)	(3,370)	(13,562)	(3,896)	(6,142)	899	(9,138)
EFFECTIVE TAX RATE	28.7%	30.3%	25.5%	24.7%	27.0%	31.2%	35.5%	(92.8)%	29.7%
NET INCOME	$7,906	$7,497	$10,947	$10,285	$36,635	$8,585	$11,136	$1,869	$21,591
Weighted Average Common Shares Outstanding (Diluted)	17,378	17,434	17,423	17,435	17,417	17,390	17,451	17,467	17,436
EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.43	$0.63	$0.59	$2.10	$0.49	$0.64	$0.11	$1.24
ADJUSTED EBITDA	$17,851	$16,564	$20,252	$19,572	$74,239	$18,534	$23,043	$22,809	$64,386
ADJUSTED EBITDA AS A % OF SALES	8.8%	8.6%	9.6%	9.0%	9.0%	8.6%	10.5%	10.9%	10.0%
CAPITAL EXPENDITURES	$2,693	$4,770	$3,792	$6,647	$17,902	$4,122	$6,661	$3,314	$14,097

* Adjusted Operating Income & Margin exclude Leslie asbestos and bankruptcy, inventory repositioning, impairment and special charges.

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

	2011					2012
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES]	$525	$(77,244)	$(5,214)	$15,199	$(66,734)	$(7,089)	$5,077	$18,746	$16,734
ADD:
Capital Expenditures	2,693	4,770	3,792	6,647	17,902	4,122	6,661	3,314	14,097
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$3,218	$(72,474)	$(1,422)	$21,846	$(48,832)	$(2,967)	$11,738	$22,060	$30,831
NET DEBT (CASH) [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(22,554)	$56,828	$64,145	$50,169	$50,169	$57,263	$54,376	$34,706	$34,706
ADD:
Cash & Cash Equivalents	53,491	48,302	39,254	54,855	54,855	41,291	41,414	48,976	48,976
Investments	99	107	98	99	99	101	98	102	102
TOTAL DEBT	$31,036	$105,237	$103,497	$105,123	$105,123	$98,655	$95,888	$83,784	$83,784
DEBT AS % OF EQUITY	8%	27%	27%	27%	27%	25%	24%	20%	20%
TOTAL DEBT	31,036	105,237	103,497	105,123	105,123	98,655	95,888	83,784	83,784
TOTAL SHAREHOLDERS' EQUITY	374,706	385,833	384,296	384,085	384,085	399,018	397,957	409,016	409,016
EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$11,857	$11,989	$15,586	$14,694	$54,126	$13,562	$18,295	$2,092	$33,949
LESS:
Interest expense, net	(773)	(1,232)	(887)	(1,039)	(3,930)	(1,081)	(1,017)	(1,122)	(3,220)
(Provision) benefit for income taxes	(3,178)	(3,261)	(3,752)	(3,370)	(13,562)	(3,896)	(6,142)	899	(9,138)
NET INCOME	$7,906	$7,496	$10,947	$10,285	$36,634	$8,585	$11,136	$1,869	$21,591

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

ADJUSTED OPERATING INCOME [OPERATING INCOME EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY, INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES]	$13,773	$12,426	$15,739	$15,036	$56,974	$13,700	$18,479	$18,505	$50,684
LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax	1,001	(124)	(201)	—	676	—	—	—	—
Inventory repositioning charges, net of tax	—	—	—	—	—	—	—	4,124	4,124
Impairment charges, net of tax	—	—	—	—	—	—	—	10,348	10,348
Special charges, net of tax	—	—	—	—	—	—	—	1,377	1,377
OPERATING INCOME	$12,772	$12,550	$15,940	$15,036	$56,298	$13,700	$18,479	$2,656	$34,835
ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY, INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES, NET OF TAX]	$0.49	$0.43	$0.62	$0.59	$2.13	$0.49	$0.64	$0.76	$1.89
LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax	$0.04	$—	$(0.01)	$—	$0.03	$—	$—	$—	$—
Inventory repositioning charges, net of tax	$—	$—	$—	$—	$—	$—	$—	$0.17	$0.17
Impairment charges, net of tax	$—	$—	$—	$—	$—	$—	$—	$0.42	$0.43
Special charges, net of tax	$—	$—	$—	$—	$—	$—	$—	$0.06	$0.06
EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.43	$0.63	$0.59	$2.10	$0.49	$0.64	$0.11	$1.24

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

EBITDA [NET INCOME LESS NET INTEREST EXPENSE, DEPRECIATION, AMORTIZATION AND INCOME TAXES]	$16,850	$16,688	$20,453	$19,572	$73,562	$18,534	$23,043	$2,092	$48,537
LESS:
Interest expense, net	(773)	(1,232)	(887)	(1,039)	(3,930)	(1,081)	(1,017)	(1,122)	(3,220)
Depreciation	(3,575)	(3,921)	(3,770)	(3,820)	(15,085)	(4,008)	(3,825)	(3,932)	(11,765)
Amortization	(1,418)	(778)	(1,097)	(1,058)	(4,351)	(964)	(923)	(936)	(2,823)
(Provision) benefit for income taxes	(3,178)	(3,261)	(3,752)	(3,370)	(13,562)	(3,896)	(6,142)	899	(9,138)
NET INCOME	$7,906	$7,496	$10,947	$10,285	$36,634	$8,585	$11,136	$1,869	$21,591
ADJUSTED EBIDTA [NET INCOME EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY, INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES, NET INTEREST EXPENSE, DEPRECIATION, AMORTIZATION AND INCOME TAXES]	$17,851	$16,564	$20,252	$19,572	$74,238	$18,534	$23,043	$22,809	$64,386
Leslie asbestos and bankruptcy charges (recoveries)	$(1,001)	$124	$201	$—	$(676)	$—	$—	$—	$—
Inventory repositioning charges	$—	$—	$—	$—	$—	$—	$—	$(4,124)	$(4,124)
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$(10,348)	$(10,348)
Special charges	$—	$—	$—	$—	$—	$—	$—	$(1,377)	$(1,377)
Interest expense, net	$(773)	$(1,232)	$(887)	$(1,039)	$(3,930)	$(1,081)	$(1,017)	$(1,122)	$(3,220)
Depreciation	$(3,575)	$(3,921)	$(3,770)	$(3,820)	$(15,085)	$(4,008)	$(3,825)	$(3,932)	$(11,765)
Amortization	$(1,418)	$(778)	$(1,097)	$(1,058)	$(4,351)	$(964)	$(923)	$(936)	$(2,823)
(Provision) benefit for income taxes	$(3,178)	$(3,261)	$(3,752)	$(3,370)	$(13,562)	$(3,896)	$(6,142)	$899	$(9,138)
NET INCOME	$7,906	$7,496	$10,947	$10,285	$36,634	$8,585	$11,136	$1,869	$21,591

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF FUTURE PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS UNAUDITED

		4th Quarter 2012
		Low	High
EXPECTED ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES, NET OF TAX]		$0.50	$0.62
LESS: REPOSITIONING RELATED CHARGES
Inventory repositioning charges, net of tax	}	$0.19	$0.16
Impairment charges, net of tax
Special charges, net of tax
EXPECTED EARNINGS PER COMMON SHARE (Diluted)		$0.31	$0.46